UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Keane Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-4016639
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2121 Sage Road Houston, TX	77056
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-215079

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Keane Group, Inc. (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-215079), originally filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2016, and as subsequently amended by amendments to such Registration Statement filed with the SEC and by the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Under the Instruction as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Keane Group, Inc.

By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel and Secretary
Date: January 18, 2017